Exhibit 99.1

Cerner Reports Second Quarter 2020 Results
Delivers Solid Results Amidst Pandemic

KANSAS CITY, Mo. - July 29, 2020 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2020 second quarter that ended June 30, 2020.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, second quarter 2020 net earnings were $135 million and diluted earnings per share were $0.44. Second quarter 2019 GAAP net earnings were $127 million and diluted earnings per share were $0.39.

Adjusted Net Earnings for second quarter 2020 were $193 million, compared to $215 million of Adjusted Net Earnings in the second quarter of 2019. Adjusted Diluted Earnings Per Share were $0.63 in the second quarter of 2020, at the high-end of the Company's expectations, reflecting the benefit of continuing cost control measures.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner's performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Bookings in the second quarter of 2020 were $1.34 billion, more than $100 million above the high-end of the Company's guidance range.

Second quarter 2020 revenue was $1.33 billion, down 7 percent compared to $1.43 billion in the second quarter of 2019, with the decline primarily being driven by impacts from the COVID-19 pandemic and the Company's exit from a large revenue cycle outsourcing contract in the fourth quarter of 2019. These factors were largely factored into the Company's outlook, but the pandemic had a slightly bigger topline impact than expected, resulting in revenue being $10 million below the Company's expectation range. The revenue shortfall had minimal impact on earnings because it was primarily in low margin areas, including technology resale and reimbursed travel.

Other Highlights:

▪Second quarter operating cash flow of $259 million and Free Cash Flow of $64 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results."

▪Second quarter days sales outstanding of 81 days, up from 74 days in the first quarter and 78 days in the year-ago quarter.

▪Total backlog of $13.66 billion.

"Cerner's solid results during the pandemic reflect the commitment of our associates, the importance of Cerner's solutions, and the resiliency of our business model," said Brent Shafer, Chairman and CEO. "Our clients are heroes on the frontlines providing health care, and I am proud of Cerner's ability to support them. COVID-19 has brought Cerner's vision and mission to life and strengthened our belief that Cerner is well-positioned to play a key role in shaping the future of health care."

Future Period Guidance
Cerner currently expects:

▪Third quarter 2020 revenue between $1.350 billion and $1.400 billion.

▪Full year 2020 revenue between $5.450 billion and $5.550 billion, down from a prior range of $5.550 billion to $5.700 billion. The new range factors in the pending sale of our RevWorksSM services business, the impact of the lower revenue in the second quarter, and an updated outlook for the second half of 2020 to reflect our current view of the impact of the pandemic.

▪Third quarter 2020 Adjusted Diluted Earnings Per Share between $0.70 and $0.74.*

▪Full year 2020 Adjusted Diluted Earnings Per Share between $2.80 and $2.88, reflecting a narrowing from the prior range of $2.78 to $2.90 while maintaining a midpoint of $2.84.*

▪Third quarter 2020 new business bookings between $1.350 billion and $1.550 billion.

The future period guidance provided above reflects the Company's current view that the largest impact from the COVID-19 pandemic occurred in the second quarter and that project and sales activity will improve in the second half of the year assuming the impact of the pandemic begins to subside during this period. The Company believes project and sales activity projected before the pandemic will still occur, but it will occur over a longer period of time than originally anticipated. There is still considerable uncertainty regarding the duration and magnitude of the impact of the COVID-19 pandemic, so the Company's forward-looking statements are subject to a higher than normal amount of risk. In particular, the pandemic and related restrictive measures have created significant economic uncertainty, the ultimate impact of which is unknown at this time, which could adversely affect the Company's future operational and financial performance.

*Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results." Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company's results and outlook at 3:30 p.m. CT on July 29, 2020. On the call, Cerner will discuss its second quarter 2020 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678) 509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner's health technologies connect people and information systems in thousands of worldwide facilities dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "anticipated", "should", "will", "can", "expects", "guidance", "position", "believe", "expectations", "plan", "outlook", "future", "approximately", "target", "opportunity", "projections", "aim", "think", "on pace for", "a path" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include our future period guidance and the expected impact of the COVID-19 pandemic on our business. Factors that could cause or contribute to such differences include, but are not limited to the possibility of significant costs and reputational harm related to product and service-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; material adverse resolution of legal proceedings or other claims or reputational harm stemming from negative publicity related to such claims or legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks related to our dependence on strategic relationships and third party suppliers, including any impact to the business of such suppliers resulting from the COVID-19 pandemic; risks inherent with business acquisitions or strategic investments and the failure to achieve projected synergies; risks associated with volatility and disruption resulting from global economic or market conditions, including any impact thereon resulting from events such as the COVID-19 pandemic; significant competition and our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes, and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions; risks that Cerner's revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; and risk that our capital allocation strategy will not be fully implemented or enhance long-term shareholder value; and the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition, future bookings and results of operations, including risks associated with the impact of the COVID-19 pandemic on collecting accounts receivable. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Misti Preston, (816) 299-2037, misti.preston@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2020 and June 29, 2019
(unaudited)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2020	2019	2020	2019

Revenues	$1,330,349	$1,431,061	$2,742,090	$2,820,938
Costs of revenue	211,963	268,673	466,379	521,877

Margin	1,118,386	1,162,388	2,275,711	2,299,061

Operating expenses
Sales and client service	645,087	678,895	1,281,736	1,319,082
Software development	178,955	181,047	364,275	361,408
General and administrative	134,332	149,788	274,184	245,984
Amortization of acquisition-related intangibles	13,114	21,541	30,242	43,526
Total operating expenses	971,488	1,031,271	1,950,437	1,970,000

Operating earnings	146,898	131,117	325,274	329,061

Other income, net	24,632	23,006	30,227	31,438

Earnings before income taxes	171,530	154,123	355,501	360,499
Income taxes	(36,782)	(27,154)	(73,594)	(67,311)

Net earnings	$134,748	$126,969	$281,907	$293,188

Basic earnings per share	$0.44	$0.40	$0.92	$0.91

Basic weighted average shares outstanding	304,776	321,280	307,256	322,485

Diluted earnings per share	$0.44	$0.39	$0.91	$0.90

Diluted weighted average shares outstanding	306,717	324,662	309,520	325,498

Note 1: Our revenues by business model for the three and six months ended June 30, 2020 and June 29, 2019 were as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2020	2019	2020	2019

Licensed software	$152,162	$197,113	$310,194	$351,590
Technology resale	42,117	60,735	93,604	116,275
Subscriptions	92,052	89,770	186,437	174,061
Professional services	461,082	485,307	972,428	975,746
Managed services	307,158	297,651	616,512	602,044
Support and maintenance	274,036	276,411	547,717	553,374
Reimbursed travel	1,742	24,074	15,198	47,848

Total revenues	$1,330,349	$1,431,061	$2,742,090	$2,820,938

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and six months ended June 30, 2020 and June 29, 2019
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended		Six Months Ended
	2020	2019	2020	2019

Operating expenses (GAAP)	$971,488	$1,031,271	$1,950,437	$1,970,000

Share-based compensation expense	(38,200)	(24,280)	(73,587)	(45,869)
Acquisition-related amortization	(13,114)	(20,862)	(30,242)	(41,959)
Organizational restructuring and other expense	(45,948)	(54,601)	(86,733)	(56,993)
COVID-19 related expense	(1,168)	—	(3,143)	—
Charge related to client dispute	—	(20,000)	—	(20,000)
Vendor settlement	—	(6,791)	—	(6,791)

Adjusted Operating Expenses (non-GAAP)	$873,058	$904,737	$1,756,732	$1,798,388

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended		Six Months Ended
	2020	2019	2020	2019

Operating earnings (GAAP)	$146,898	$131,117	$325,274	$329,061

Share-based compensation expense	38,200	24,280	73,587	45,869
Acquisition-related amortization	13,114	20,862	30,242	41,959
Organizational restructuring and other expense	45,948	54,601	86,733	56,993
COVID-19 related expense	1,168	—	3,143	—
Charge related to client dispute	—	20,000	—	20,000
Vendor settlement	—	6,791	—	6,791

Adjusted Operating Earnings (non-GAAP)	$245,328	$257,651	$518,979	$500,673

Operating Margin (GAAP)	11.04%	9.16%	11.86%	11.66%

Adjusted Operating Margin (non-GAAP)	18.44%	18.00%	18.93%	17.75%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2020	2019	2020	2019

Net earnings (GAAP)	$134,748	$126,969	$281,907	$293,188

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	38,200	24,280	73,587	45,869
Acquisition-related amortization	13,114	20,862	30,242	41,959
Organizational restructuring and other expense	45,948	54,601	86,733	56,993
COVID-19 related expense	1,168	—	3,143	—
Investment gains	(25,933)	(15,509)	(26,410)	(15,509)
Charge related to client dispute	—	20,000	—	20,000
Vendor settlement	—	6,791	—	6,791

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(15,544)	(19,561)	(32,803)	(28,332)
Share-based compensation permanent tax items	1,270	(3,691)	(4,041)	(7,688)
Valuation allowance on net operating loss carryforwards	—	—	3,318	—

Adjusted Net Earnings (non-GAAP)	$192,971	$214,742	$415,676	$413,271

Diluted weighted average shares outstanding	306,717	324,662	309,520	325,498

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.63	$0.66	$1.34	$1.27

FREE CASH FLOW

(In thousands)	Three Months Ended		Six Months Ended
	2020	2019	2020	2019

Cash flows from operating activities (GAAP)	$258,590	$206,810	$542,096	$524,076
Capital purchases	(117,048)	(158,613)	(166,296)	(277,874)
Capitalized software development costs	(77,538)	(70,351)	(151,393)	(144,902)
Free Cash Flow (non-GAAP)	$64,004	$(22,154)	$224,407	$101,300

Cash flows from investing activities (GAAP)	$(248,435)	$(107,632)	$(385,046)	$(291,287)

Cash flows from financing activities (GAAP)	$(26,608)	$102,139	$(322,569)	$95,148

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) a charge related to a client dispute, and (vi) a vendor settlement.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) a charge related to a client dispute, and (vi) a vendor settlement.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) investment gains, (vi) a charge related to a client dispute, (vii) a vendor settlement, (viii) the income tax effect of the aforementioned items, (ix) share-based compensation permanent tax items, and (x) a valuation allowance on net operating loss carryforwards.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2020	2019	2020	2019

Sales and client service	$20,079	$13,677	$34,981	$24,348
Software development	5,513	3,422	9,782	8,578
General and administrative	12,608	7,181	28,824	12,943
Total share-based compensation expense	$38,200	$24,280	$73,587	$45,869

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015, AbleVets in October 2019, and all subsequent acquisitions. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2020	2019	2020	2019

Sales and client service	$—	$—	$933	$—
General and administrative	45,948	54,601	85,800	56,993
Total organizational restructuring and other expense	$45,948	$54,601	$86,733	$56,993

COVID-19 related expense - Consists of certain charges incurred that we can clearly and objectively attribute to the impact of the ongoing Coronavirus disease pandemic ("COVID-19"). These charges include expenses incurred related to trade shows for which we withdrew our participation and expenses associated with incremental cleaning and sanitation efforts for facility space that may have been exposed to the virus. We exclude COVID-19 related expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. COVID-19 related expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2020	2019	2020	2019

Sales and client service	$520	$—	$2,475	$—
General and administrative	648	—	668	—
Total COVID-19 related expense	$1,168	$—	$3,143	$—

Investment gains - Consists of unrealized gains recognized in 2020 on one of our equity investments, and a $16 million gain recognized on the disposition of one of our equity investments in the second quarter of 2019, all of which were accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded these gains as we believe the amount of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Other income, net."

Charge related to client dispute - Consists of a pre-tax charge related to a dispute with a current client. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Vendor settlement - Consists of a pre-tax charge to settle disputes with a former vendor. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period, adjusted for the impact of a valuation allowance on net operating loss carryforwards of $3,318 thousand recorded in the first quarter of 2020 as described below, is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

Valuation allowance on net operating loss carryforwards - Consists of a valuation allowance recorded against certain deferred tax assets related to net operating loss carryforwards in a non-U.S. tax jurisdiction where certain strategic decisions associated with our operational improvement initiatives have made it more likely than not that such deferred tax assets will not be realized. We have excluded this charge as we believe the amount of such expense does not directly correlate to the underlying performance of our business operations in the period recorded. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2020 and December 28, 2019
(unaudited)

(In thousands)	2020	2019

Assets
Current assets:
Cash and cash equivalents	$269,895	$441,843
Short-term investments	171,123	99,931
Receivables, net	1,183,988	1,139,595
Inventory	18,525	23,182
Prepaid expenses and other	410,016	392,073

Total current assets	2,053,547	2,096,624

Property and equipment, net	1,870,779	1,858,772
Right-of-use assets	122,639	123,155
Software development costs, net	973,060	939,859
Goodwill	912,082	883,158
Intangible assets, net	346,259	364,439
Long-term investments	388,675	419,419
Other assets	212,300	209,196

Total assets	$6,879,341	$6,894,622

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$261,540	$273,440
Deferred revenue	295,711	360,025
Accrued payroll and tax withholdings	267,930	245,843
Other current liabilities	181,621	148,140

Total current liabilities	1,006,802	1,027,448

Long-term debt	1,338,467	1,038,382
Deferred income taxes	381,926	377,657
Other liabilities	134,130	133,807

Total liabilities	2,861,325	2,577,294

Shareholders' Equity:
Common stock	3,712	3,676
Additional paid-in capital	2,120,341	1,905,171
Retained earnings	6,101,402	5,934,909
Treasury stock	(4,057,768)	(3,407,768)
Accumulated other comprehensive loss, net	(149,671)	(118,660)

Total shareholders' equity	4,018,016	4,317,328

Total liabilities and shareholders' equity	$6,879,341	$6,894,622

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and six months ended June 30, 2020 and June 29, 2019
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	2020	2019	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$134,748	$126,969	$281,907	$293,188
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	171,295	169,815	343,941	336,486
Share-based compensation expense	37,549	23,024	72,580	42,884
Provision for deferred income taxes	2,435	11,156	12,884	15,154
Investment gains	(25,933)	(15,509)	(26,410)	(15,509)
Changes in assets and liabilities (net of businesses acquired):
Receivables, net	(25,652)	(61,628)	(48,426)	(47,839)
Inventory	5,805	947	5,509	1,875
Prepaid expenses and other	(22,750)	(62,730)	(36,431)	(76,048)
Accounts payable	(40,250)	35,871	(31,711)	24,980
Accrued income taxes	25,253	(5,825)	26,358	(1,569)
Deferred revenue	(23,827)	(16,543)	(66,137)	(78,090)
Other accrued liabilities	19,917	1,263	8,032	28,564

Net cash provided by operating activities	258,590	206,810	542,096	524,076

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(117,048)	(158,613)	(166,296)	(277,874)
Capitalized software development costs	(77,538)	(70,351)	(151,393)	(144,902)
Purchases of investments	(52,763)	(49,770)	(91,957)	(140,723)
Sales and maturities of investments	44,910	179,565	81,022	289,669
Purchase of other intangibles	(10,974)	(8,463)	(20,656)	(17,457)
Acquisition of businesses, net of cash acquired	(35,022)	—	(35,766)	—

Net cash used in investing activities	(248,435)	(107,632)	(385,046)	(291,287)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	—	600,000	300,000	600,000
Proceeds from exercise of stock options	38,705	109,719	156,908	125,000
Payments to taxing authorities in connection with shares directly withheld from associates	(9,700)	(3,130)	(14,217)	(4,860)
Treasury stock purchases	—	(600,000)	(650,000)	(620,542)
Dividends paid	(55,054)	—	(111,101)	—
Other	(559)	(4,450)	(4,159)	(4,450)

Net cash provided by (used in) financing activities	(26,608)	102,139	(322,569)	95,148

Effect of exchange rate changes on cash and cash equivalents	936	(1,554)	(6,429)	861

Net increase (decrease) in cash and cash equivalents	(15,517)	199,763	(171,948)	328,798
Cash and cash equivalents at beginning of period	285,412	503,161	441,843	374,126

Cash and cash equivalents at end of period	$269,895	$702,924	$269,895	$702,924